Certification Pursuant to Rule 30a-2(b) under the 1940 Act
                   and Section 906 of the Sarbanes-Oxley Act

I, Peter Moran, President of BHR Institutional Funds (the "Registrant"), certify that:

         1. The Registrant's periodic report on Form N-CSR for the period ended March 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    June 6, 2008                              /s/ Peter Moran
     -------------------------------               -----------------------------
                                                   Peter Moran, President
                                                   (principal executive officer)


I, John Leven, Treasurer of BHR Institutional Funds (the "Registrant"), certify that:

         1. The Registrant's periodic report on Form N-CSR for the period ended March 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    June 6, 2008                              /s/ John Leven
     -------------------------------               -----------------------------
                                                   John Leven, Treasurer
                                                   (principal financial officer)









These certifications are being furnished to the Securities and Exchange Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. ss. 1350 and are not being filed as part of the report or as a separate disclosure document.